UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2018

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2018, Verso Corporation (“Verso”) entered into a Settlement Agreement with Canadian producers of supercalendered paper, Port Hawkesbury Paper Limited Partnership and certain related entities (collectively, “Port Hawkesbury”) and Irving Paper Limited (“Irving”). Under the terms of the Settlement Agreement, Verso will file with the U.S. Department of Commerce (“Commerce”) a written request for a “no interest” changed circumstances review by Commerce of the final countervailing duty order (the “CVD Order”) issued by Commerce on December 10, 2015 imposing tariffs on supercalendered paper imported into the United States from Canada since August 3, 2015 (such request, the “Changed Circumstances Request”). Verso will include in its Changed Circumstances Request, among other things, a request that Commerce revoke the CVD Order retroactively to August 3, 2015, which, if granted, would result in refunds to Canadian producers of supercalendered paper of all countervailing duties collected on supercalendered paper imported into the United States from such producers under the CVD Order. If the Changed Circumstances Request is granted by Commerce, Port Hawkesbury and Irving have agreed in the Settlement Agreement to pay Verso a percentage of the duties refunded to Irving and Port Hawkesbury over time, with the total amount payable to Verso capped at $42.0 million.

There can be no assurance that Commerce will grant the Changed Circumstances Request and revoke the CVD Order retroactively, or at all, and therefore no assurance that Verso will receive any or all of the settlement amount.

The Settlement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Settlement Agreement, dated as of March 20, 2018, by and among Verso Corporation, Port Hawkesbury (as defined therein) and Irving Paper Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2018

VERSO CORPORATION

By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer